EXHIBIT 5.1

                                October 12, 2000

Board of Directors
eGlobe, Inc.

1250 24th Street, NW, Suite 725
Washington, D.C. 20037

Ladies and Gentlemen:

                  We are acting as special counsel to eGlobe, Inc., a Delaware corporation (the "COMPANY"), in connection with its registration statement on Form S-1 (SEC File No. 333-37962) filed with the Securities and Exchange Commission (the "COMMISSION") on October 12, 2000 and as amended (the "REGISTRATION STATEMENT") relating to the proposed public offering of up to 98,143,825 shares of the Company's common stock, par value $.001 per share (the "COMMON STOCK"), all of which shares are to be sold by certain investors and stockholders. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.   An executed copy of the Registration Statement.

                  2. The Restated Certificate of Incorporation, as amended, including the Certificates of Designations authorizing shares of Series A Preferred Stock through Series Q Preferred Stock and the Certificates of Elimination eliminating the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series K Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock (the "COMPANY CHARTER"), as certified by the Secretary of State of the State of Delaware on September 29, 2000, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  3.   The Amended and Restated Bylaws, as amended (the "COMPANY

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 2


                       BYLAWS"), of the Company, as certified by the Chief Financial Officer and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  4.   The   documents   identified   on  Attachment  A  hereto.

                  5. The resolutions of the Board of Directors and the Executive Committee of the Board of Directors identified on Attachment A hereto.

                  6. A certificate of certain officers of the Company, dated October 12, 2000, as to certain facts relating to the Company.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  For purposes of the opinions below, the "COMMON SHARES" means the IDX Shares, the UCI Common Shares, the Gordon Shares, the Fogtmann Shares, ORS Common Shares, the Coast Common Shares, the Swiftcall Common Shares, the Trans Global Common Shares, the Employee Shares, the Skriloff Shares, the Tradeway Common Shares, the TI Common Shares and the Tower Hill Common Shares. For purposes of the opinions below, the "CONVERTED PREFERRED STOCK" means the Series D Preferred Stock, Series E Preferred Stock, Series H Preferred Stock,
Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series N Preferred Stock and Series O Preferred Stock. For purposes of the opinions below, the "EXCHANGED PREFERRED STOCK" means the Series C Preferred Stock and the Series M Preferred Stock. For purposes of the opinions below, the "EXERCISED WARRANTS" means the EXTL Investors' First Debt Warrants, the First Vintage Warrants, the Third Vintage Warrants, the First GKM Warrants, the Second GKM Warrants and the IDT Warrants. For purposes of the opinions below, the "OPTIONS" means the Strategic Growth Options and the NDS Options. For purposes of the opinions below, the "WARRANTS" means the IDX Warrants, the EXTL Investors' Series E Warrants, the EXTL Investors' Second Debt Warrants, the Second Vintage Warrants, the UCI Warrants, the Gordon Warrants, the Third GKM Warrants, the ORS Warrants, the Series N Warrants, the Fifth Series N Warrants, the Executive Lending Warrants, the Series P Warrants, the Series Q Warrants, the Soni Warrants, the Vane Warrants, the Brookshire Warrants, the Wolfe Axelrod Weinberger Warrants, the Tower Hill Warrants and the EXTL - Special Investment Risks Warrants. Unless

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 3


otherwise defined herein, each of the capitalized terms used in this paragraph and elsewhere in this opinion shall have the meanings ascribed to them as set forth in Attachment A hereto.

                  This opinion letter is based as to matters of law solely on the General Corporation Law, as amended, of the State of Delaware (the "DELAWARE CORPORATION LAW"). As used herein, the term "Delaware Corporation Law" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

                  We have assumed with respect to each issuance of securities that the Company received the consideration required by the relevant agreements and resolutions of the Board of Directors and Executive Committee of the Board of Directors. In addition, we have assumed that each issuance of securities by the Company was made in accordance with the terms of the Company Charter, including the relevant Certificate of Designations, and the Company Bylaws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that:

                  (a) The Common Shares and the shares of Common Stock issued upon conversion of the Converted Preferred Stock, upon exchange of the Exchanged Preferred Stock and upon exercise of the Exercised Warrants are validly issued, fully paid and non-assessable under the Delaware Corporation Law.

                  (b) If issued on the date hereof, the shares of Common Stock issuable upon conversion of the Series P Preferred Stock, the Series Q Preferred Stock and the Gordon Conversion Right, upon exercise of the Options or upon exercise of the Warrants would be validly issued, fully paid and non-assessable under the Delaware Corporation Law.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby  consent  to the  filing of this  opinion  letter as
Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 4


Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                       Very truly yours,



                                                       HOGAN & HARTSON L.L.P.



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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 5


                                  ATTACHMENT A

1. Executed copy of the Agreement and Plan of Merger, dated June 10, 1998, as amended (the "IDX MERGER AGREEMENT"), by and among the Company, eGlobe Merger Sub No. 1, Inc., IDX International, Inc. ("IDX"), and the former stockholders of IDX, relating to the acquisition of shares of IDX for Series B Preferred Stock, certain warrants and certain promissory notes, including the promissory notes identified below at paragraphs 2 and 4.

2. Executed copy of Convertible Subordinated Promissory Note, dated December 2, 1998, in the original principal amount of $1,000,000 (the "FIRST IDX NOTE"), which was converted into Common Stock (the "FIRST IDX NOTE SHARES") and warrants identified below at paragraph 3.

3. Form of warrants to purchase 43,174 shares of Common Stock (the "First IDX Warrants") certified by the Secretary of Company as having been issued to the former IDX shareholders.

4. Executed copy of Convertible Subordinated Promissory Note, dated December 2, 1998, in the original principal amount of $418,024 (the "IDX DIVIDEND NOTE" and together with the First IDX Note, the "IDX NOTES"), which was converted into Common Stock (the "IDX DIVIDEND NOTE SHARES" and together with the First IDX Note Shares, the "IDX SHARES").

5. Executed copy of the Exchange Agreement ("IDX EXCHANGE AGREEMENT"), dated July 26, 1999, relating to the exchange of Series B Preferred Stock for Series H Preferred Stock, certain promissory notes for Series I Preferred Stock and certain warrants for the warrants identified below at paragraph 6.

6. Executed copies of the warrants, dated August 12, 1999, to purchase up to 1,250,000 shares of Common Stock (which were subsequently reduced to 1,087,500 in December 1999) (the "SECOND IDX WARRANTS" and along with the First IDX Warrants, the "IDX WARRANTS").

7. Executed copy of the Stock Purchase Agreement (the "EXTL INVESTORS' PURCHASE AGREEMENT"), dated February 16, 1999, between the Company and EXTL Investors LLC, relating to the issuance of the Series E Preferred Stock and certain warrants identified below at paragraph 8.

8. Executed copy of the warrants, dated February 16, 1999, to purchase 1,000,000 shares of Common Stock (the "EXTL INVESTORS' SERIES E WARRANTS").

9. Executed copy of the Exchange Agreement, dated November 18, 1998 (the "JENSEN EXCHANGE AGREEMENT"), between the Company and Ronald Jensen

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 6


     relating to the exchange of then outstanding shares of Common Stock for shares of Series C Preferred Stock.

10. Executed copy of the Exchange Agreement, dated February 16, 1999 (the "SERIES C EXCHANGE AGREEMENT"), between the Company and Ronald Jensen relating to the exchange of then outstanding shares of Series C Preferred Stock for shares of Common Stock (the "SERIES C CONVERSION SHARES").

11. Executed copy of the Loan and Note Purchase Agreement, dated April 9, 1999, as amended (the "EXTL NOTE PURCHASE AGREEMENT"), by and among the Company, eGlobe Financing Corporation, Telekey Financing Corporation, IDX Financing Corporation and EXTL Investors, LLC, relating to the issuance of $20 million of secured notes and certain warrants identified below at paragraphs 12 and 13.

12. Executed copy of the warrants, dated April 9, 1999, to purchase up to 1,500,000 shares (of which warrants to purchase 1,000,000 shares subsequently expired) of Common Stock (the "EXTL INVESTORS' FIRST DEBT WARRANTS").

13. Executed copy of the warrants, dated June 31, 1999, to purchase 5,000,000 shares of Common Stock (the "EXTL INVESTORS SECOND DEBT WARRANTS" and together with the EXTL Investors' First Debt Warrants, the "EXTL INVESTORS' DEBT WARRANTS").

14. Executed copy of the letter agreement (the "SERIES J EXCHANGE AGREEMENT"), dated April 20, 1999, between the Company and EXTL Investors LLC, relating to payment of $4 million of the $20 million secured notes with Series J Preferred Stock.

15.  Executed  copy of the  Stock  Purchase  Agreement  (the  "VINTAGE  PURCHASE
     AGREEMENT"), dated January 12, 1999, between the Company and Vintage Products, Ltd., relating to the issuance of the Series D Preferred Stock and certain warrants identified below at paragraphs 16 and 17.

16. Executed copies of the warrants, dated January 12, 1999, to purchase 60,000 shares of common stock (the "FIRST VINTAGE WARRANTS") and 112,500 shares of Common Stock (the "SECOND VINTAGE WARRANTS").

17. Executed copies of the warrants, dated June 2, 1999, to purchase an aggregate of 364,423 shares of Common Stock (the "THIRD VINTAGE WARRANTS" and together with the First Vintage Warrants and the Second Vintage Warrants, the "VINTAGE WARRANTS").
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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 7


18. Executed copy of Agreement and Plan of Acquisition (the "UCI ACQUISITION AGREEMENT"), dated September 30, 1998, among the Company, UCI Tele
     Networks, Ltd. ("UCI") and United Communications International LLC, relating to the acquisition of UCI for shares of Common Stock (the "UCI COMMON SHARES") and certain warrants identified below at paragraph 19.

19. Executed copy of the warrants, dated December 31, 1998, to purchase 50,000 shares of Common Stock (the "UCI WARRANTS").

20. Executed copy of the Agreement, dated June 18, 1998, between the Company and Seymour Gordon relating to certain warrants identified below at 25 and a certain promissory note identified below at 21.

21. Executed copy of the Promissory Note, dated June 18, 1998, of the Company payable to Seymour Gordon (the "GORDON NOTE").

22. Executed copies of the warrants, dated June 18, 1998, to purchase an aggregate of 122,000 shares of Common Stock (the "FIRST GORDON WARRANTS").

23. Executed copy of the letter agreement (the "LETTER AGREEMENT") dated March 4, 1999 between the Company and Seymour Gordon relating to the conversion of an outstanding promissory note for shares of Common Stock (the "FIRST GORDON SHARES").

24. Executed copies of the warrants, dated March 31, 1999, to purchase an aggregate of 80,000 shares of Common Stock (the "SECOND GORDON WARRANTS").

25. Executed copy of Stock Purchase Agreement (the "GORDON PURCHASE AGREEMENT") dated August 25, 1999, between the Company and Seymour Gordon relating to a purchase of 160,257 shares of Common Stock (the "SECOND GORDON SHARES") and the right to convert certain debt into shares of Common Stock and warrants to purchase Common Stock (the "GORDON CONVERSION RIGHT").

26. Executed copies of the warrants, dated August 25, 1999, to purchase 60,000 shares of Common Stock (the "THIRD GORDON WARRANTS").

27. Executed copy of Notice of Seymour Gordon, dated April 13, 2000 (the "GORDON NOTICE"), partially exercising the Gordon Conversion Right to convert certain debt into shares of Common Stock (the "THIRD GORDON SHARES" and together with the First Gordon Shares and the Second Gordon Shares, the "GORDON SHARES") and certain warrants identified below at paragraph 28.
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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 8


28. Executed copies of the warrants, dated April 17, 2000, to purchase an aggregate of 180,000 shares of Common Stock (the "FOURTH GORDON WARRANTS" and together with the First Gordon Warrants, the Second Gordon Warrants, and the Third Gordon Warrants, the "GORDON WARRANTS").

29. Executed copy of the Asset Purchase Agreement, dated July 10, 1998, as amended (the "CONNECTSOFT PURCHASE AGREEMENT"), by and among the Company, Vogo Networks LLC, American United Global, Inc., Connectsoft Communications Corporation and Connectsoft Holding Corp., relating to the acquisition of certain assets for Series G Preferred Stock.

30.  Executed   copy  of  the  Exchange   Agreement   (the  "SERIES  K  EXCHANGE
     AGREEMENT"), dated September 1, 1999, relating to the exchange of the Series G Preferred Stock for the Series K Preferred Stock.

31. Executed copy of the Settlement Agreement (the "FOGTMANN SETTLEMENT AGREEMENT"), dated May 20, 1999, between the Company and Fleming Fogtmann relating to the issuance of 54,473 shares of Common Stock in settlement of certain claims (the "FOGTMANN SHARES").

32. Executed copy of the Letter Agreement, dated July 14, 1998, between the Company and Gerard Klauer Mattison relating to retention of services as a financial advisor and placement agent.

33. Executed copy of the warrants, dated January 12, 1999, to purchase 331,125 shares of Common Stock (the "FIRST GKM WARRANTS").

34. Executed copy of the warrants, dated June 2, 1999, to purchase 85,470 shares of Common Stock (the "SECOND GKM WARRANTS").

35. Executed copy of the Letter Agreement, dated December 1, 1999, between the Company and Gerard Klauer Mattison relating to retention of services as a financial advisor and placement agent.

36. Executed copy of the warrants, dated January 6, 2000 to purchase 400,000 shares of Common Stock (the "THIRD GKM WARRANTS" and together with the First GKM Warrants and the Second GKM Warrants, the "GKM WARRANTS").

37. Executed copy of the Contribution Agreement (the "ORS CONTRIBUTION AGREEMENT"), dated September 15, 1999, among the Company, eGlobe/Oasis, Inc., Oasis Reservations Services, Inc., Outsourced Automated Services and Integrated Solutions, Inc. and eGlobe/Oasis Reservations LLC relating to the issuance of 1,500,000 shares of Common Stock (the "ORS COMMON SHARES") and warrants to purchase Common Stock (the "ORS WARRANTS").
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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 9


38. Executed copy of the Operating Agreement of eGlobe/OASIS Reservations LLC, dated September 15, 2000, between eGlobe/Oasis, Inc. and Outsourced Automated Services and Integrated Solutions, Inc.

39. Executed copy of the Stock Purchase Agreement (the "SERIES M PURCHASE AGREEMENT"), dated October 4, 1999, between the Company, iGlobe, Inc. and Highpoint Telecommunications, Inc., relating to the acquisition of the shares of iGlobe for Series M Preferred Stock.

40. Executed copy of letter agreement (the "SERIES M EXCHANGE AGREEMENT"), dated April 17, 2000, between the Company and Highpoint Telecommunications, Inc., relating to the exchange of Series M Preferred Stock for shares of Common Stock (the "SERIES M CONVERSION SHARES").

41. Executed copy of the form of Stock Purchase Agreement (the "SERIES N PURCHASE AGREEMENT"), relating to the issuance of the Series N Preferred Stock and certain warrants identified below at paragraphs 42 through 46.

42. Executed copies of warrants, dated October 15, 1999, to purchase 301,874 shares of Common Stock (the "FIRST SERIES N WARRANTS").

43. Executed copy of warrants, dated November 23, 1999, to purchase 2,761 shares of Common Stock (the "SECOND SERIES N WARRANTS").

44. Executed copies of warrants, dated December 30, 1999, to purchase 44,484 shares of Common Stock (the "THIRD SERIES N WARRANTS").

45. Executed copy of the warrants, dated January 4, 2000, to purchase 2,134 shares of Common Stock (the "FOURTH SERIES N WARRANTS" and together with the First Series N Warrants, the Second Series N Warrants and the Third Series N Warrants, the "SERIES N WARRANTS").

46. Executed copy of the warrants, dated February 24, 2000, to purchase 200,000 shares of Common Stock (the "FIFTH SERIES N WARRANTS").

47. Executed copy of the Agreement and Plan of Merger (the "COAST MERGER AGREEMENT"), dated November 29, 1999, by and among the Company, eGlobe Merger Sub No. 5, Inc., Coast International, Inc. ("COAST") and the stockholders of Coast, relating to the acquisition of Coast for shares of Common Stock (the "COAST COMMON SHARES") and Series O Preferred Stock.

48. Executed copy of the Agreement and Plan of Merger (the "SWIFTCALL MERGER AGREEMENT"), dated July 12 1999, by and among the Company, eGlobe Merger Sub No. 3, Inc., Swiftcall Equipment and Services (USA) Inc. ("SWIFTCALL"),

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 10


     Swiftcall Holdings (USA), Ltd. and Andville Technology (IRL) Limited, relating to the acquisition of Swiftcall for shares of Common Stock (the "SWIFTCALL COMMON SHAres").

49. Executed copy of the Promissory Note in the original principal amount of $7,500,000, dated February 23, 1998, of the Company payable to IDT Corporation.

50. Executed copy of the warrants, dated February 23, 1998, to purchase 500,000 shares of Common Stock (the "IDT WARRANTS").

51. Executed copy of the warrants, dated April 15, 1999, to purchase 10,000 shares of Common Stock (the "EXECUTIVE LENDING WARRANTS").

52. Executed copy of the Consultant Agreement, dated November 22, 1996, between the Company and Strategic Growth relating to options to purchase 318,000 shares of Common Stock (the "STRATEGIC GROWTH OPTIONS").

53. Executed copy of the Securities Purchase Agreement (the "SERIES P PURCHASE AGREEMENT"), dated January 26, 2000, between the Company and RGC International Investors, LDC, relating to the issuance of the Series P Preferred Stock and certain warrants identified below at paragraph 54.

54. Executed copy of the warrants, dated January 26, 2000, to purchase 375,000 shares of Common Stock (the "SERIES P WARRANTS").

55. Executed copy of the Securities Purchase Agreement ("SERIES Q PURCHASE AGREEMENT"), dated March 15, 2000, between the Company and RGC International Investors, LDC, relating to the issuance of the Series Q Preferred Stock, the warrants identified below at paragraph 56 and warrants to purchase 150,000 shares of Common Stock (the "SECOND SERIES Q WARRANTS").

56. Executed copy of the warrants, dated March 15, 2000, to purchase 100,000 shares of Common Stock (the "FIRST SERIES Q WARRANTS" and together with the First Series Q Warrants, the "SERIES Q WARRANTS").

57. Executed copy of the Agreement and Plan of Merger (the "TRANS GLOBAL MERGER AGREEMENT"), dated December 16, 1999, among the Company, eGlobe Merger Sub No. 6, Inc., Trans Global Communications, Inc. ("TRANS GLOBAL") and the stockholders of Trans Global relating to the acquisition of Trans Global for shares of Common Stock (the "TRANS GLOBAL COMMON SHARES").

58. Executed copy of the warrants, dated September 1, 1998, to purchase 25,000 shares of Common Stock (the "FIRST SONI WARRANTS").
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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 11


59. Executed copy of the warrants, dated July 14, 1999, to purchase 25,000 shares of Common Stock (the "SECOND SONI WARRANTS").

60. Executed copy of the warrants dated December 16, 1999, to purchase 10,000 shares of Common Stock (the "THIRD SONI WARRANTS" and together with the First Soni Warrants and the Second Soni Warrants, the "SONI WARRANTS").

61. Executed copy of the Consulting Agreement, dated February 1, 1999, between the Company and Penny Vane.

62. Executed copy of the warrants, dated April 19, 2000, to purchase 8,250 shares of Common Stock (the "VANE WARRANTS").

63. Executed copies of the Secured Promissory Notes, dated December 16, 1999 between the Company and each of the employees who purchased stock from the Company (the "EMPLOYEE SHARES").

64. Executed copy of Employment Agreement (the "SKRILOFF EMPLOYMENT AGREEMENT"), dated January 1, 2000, between the Company and David Skriloff, relating to the purchase of 36,000 shares of Common Stock (the "SKRILOFF SHARES").

65. Executed copy of Compensation Agreement, dated September 2, 1998, between the Company and Brookshire Securities Corp. relating to the issuance of warrants to purchase 2,500 shares of Common Stock (the "BROOKSHIRE WARRANTS").

66. Executed copy of the Stock Option Agreement, dated February 28, 1996, to purchase up to 100,000 shares of Common Stock (the "NDS OPTIONS").

67. Customer Margin Account Agreement, dated March 31, 2000, between eGlobe No. 1 LLC and Tradeway Securities Group, Inc./Wedbush Securities (the "TRADEWAY AGREEMENT") pursuant to which eGlobe No. 1 LLC granted Tradeway Securities a security interest in shares of Common Stock (the "TRADEWAY COMMON SHARES").

68. Executed copy of the Retainer Agreement, dated May 20, 2000, between eGlobe, Inc. and Wolfe Axelrod Weinberger, relating to the issuance of warrants identified below at paragraph 69.

69. Executed copy of the Warrants, dated August 17, 2000, to purchase 100,000 shares of Common Stock (the "WOLFE AXELROD WEINBERGER WARRANTS").

70. Executed copy of the letter agreement, dated June 28, 2000, between the Company and TI Partners, Inc., relating to the issuance of 10,013 shares of

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Board of Directors
eGlobe, Inc.
October 12, 2000
Page 12


     Common Stock (the "TI PARTNERS COMMON SHARES") to TI Partner, Inc. in payment of commissions owed by the Company (the "TI PARTNERS AGREEMENT").

71. Executed copy of the Common Stock Purchase Agreement, dated August 25,2000, between eGlobe, Inc. and Tower Hill Investments Limited relating to the issuance of 1,071,429 shares of Common Stock (the "Tower Hill Common Shares")to Tower Hill Investments Limited (the"Tower Hill Agreement").

72. Executed copy of the Warrants, dated August 25, 2000, to purchase 160,714 shares of Common Stock (the "Tower Hill Warrants").

73. Executed copy of Amendment No. 3 to Loan and Note Purchase Agreement, dated September 12, 2000, between, eGlobe, Inc., eGlobe Financing Corporation, IDX Financing Corporation, Telekey Financing Corporation, eGlobe/Coast, Inc. and EXTL - Special Investment Risks, LLC (the "Amended EXTL Loan and Note Purchase Agreement").

74. Executed copy of the Warrants, dated September 12, 2000, to purchase 1,000,000 shares of Common Stock (the "EXTL - SPECIAL
       INVESTMENT RISKS WARRANT").

75. Resolutions of the Board of Directors of the Company adopted on (a) February 16, 1998 relating to authorization of the promissory note, the IDT Warrants, the Common Stock issuable upon exercise of the IDT Warrants and arrangements in connection therewith, (b) June 18, 1998 relating to authorization of the First Gordon Warrants, the Gordon Note and arrangements in connection therewith, (c) October 22, 1998 relating to authorization of the UCI Acquisition Agreement, the IDX Merger Agreement, the Series B Preferred Stock, certain warrants, the IDX Notes, the Common Stock issuable upon conversion of the Series B Preferred Stock and the IDX Notes and exercise of the warrants, the Jensen Exchange Agreement, the
     Series C Preferred Stock and arrangements in connection therewith, (d) January 10, 1999 relating to authorization of the Vintage Purchase Agreement, the Series D Preferred Stock, the Vintage Warrants, the Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Vintage Warrants, the EXTL Investors' Purchase Agreement, the Series E Preferred Stock, the EXTL Investors' Series E Warrants, the Series C Exchange Agreement, the Series C Conversion Shares, the Common Stock issuable upon conversion of the Series E Preferred Stock, the Common Stock issuable upon exercise of the EXTL Investors' Series E Warrants and arrangements in connection therewith, (e) February 5, 1999 relating to the authorization of the grant of options to Ms. Vane, (f) March 12, 1999 relating to the authorization of the Second Gordon Warrants, the First Gordon Shares and arrangements in connection therewith, (g) May 14, 1999 relating to the authorization of the Fogtmann Shares, the Fogtmann Settlement Agreement and arrangements in connection therewith, (h) June 8, 1999 relating to the authorization of the Series G Preferred Stock, the Connectsoft Purchase Agreement and arrangements in connection therewith,
     (i) July 16, 1999 relating to authorization of the Swiftcall Merger Agreement, the Swiftcall Common Shares and arrangements in connection therewith, (j) July 30, 1999 relating to authorization of Second Soni Warrants, the IDX Exchange Agreement, the Series H Preferred Stock, the Series I Preferred Stock, the Second IDX Warrants and arrangements in connection therewith, (k) October 6, 1999 relating to authorization of the Series M Purchase Agreement, the Series M Preferred Stock, the Common Stock issuable upon conversion of the Series M Preferred Stock, the Coast Merger Agreement, the Coast Common Shares, the Series O Preferred Stock, the Common Stock issuable upon conversion of the Series O Preferred Stock and arrangements in connection therewith, (l) December 16,

Board of Directors
eGlobe, Inc.
October 12, 2000
Page 13


     1999 relating to authorization of the Gordon Conversion Right, the Trans Global Merger Agreement, the Trans Global Common Shares, the Employee Options and arrangements in connection therewith, (m) January 26, 2000 relating to authorization of the Series P Purchase Agreement, the Series P Preferred Stock, the Series P Warrants, the Common Stock issuable upon conversion of the Series P Preferred Stock and exercise of the Series P Warrants and arrangements in connection therewith, (n) April 27, 2000 relating to authorization of the Series M Exchange Agreement, the Series M Conversion Shares, the Tradeway Agreement and the Registration Statement and (o) August 21, 2000 relating to the authorization of the Registration Statement and the ratification of all prior issuances of common stock, preferred stock, warrants and options, each as certified by the Chief Financial Officer and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

76. Resolutions of the Executive Committee of the Board of Directors of the Company adopted on (a) January 12, 1999 relating to the Vintage Purchase Agreement, Series D Preferred Stock and arrangements in connection therewith, (b) January 24, 1999 relating to authorization of the EXTL Investors' Purchase Agreement, the Series E Preferred Stock, the EXTL Investors' Series E Warrants, the Series C Exchange Agreement, the Series C Conversion Shares and arrangements in connection therewith, (c) February 15, 1999 relating to the EXTL Investors' Purchase Agreement, the EXTL Investors' Series E Warrants and arrangements in connection therewith, (d) April 7, 1999 relating to authorization of the EXTL Note Purchase Agreement, the EXTL Investors' Debt Warrants and arrangements in connection therewith, (e) April 14, 1999 relating to the authorization of the EXTL Note Purchase Agreement, (f) August 25, 1999 relating to authorization of the Gordon Purchase Agreement, the Second Gordon Shares, the Gordon Conversion Right, the Third Gordon Warrants, amendment of the Vintage Warrants, the amendment of the First GKM Warrants and the Second GKM Warrants, the Series J Exchange Agreement, the Series J Preferred Stock, the Common Stock issuable upon conversion of the Series J Preferred Stock, the Series K Exchange Agreement, the Series K Preferred Stock, the Common
     Stock issuable upon conversion of the Series K Preferred Stock and arrangements in connection therewith, (g) September 10, 1999 relating to authorization of the ORS Contribution Agreement, the ORS Common Shares, the ORS Warrants, the Common Stock issuable upon exercise of the

Board of Directors
eGlobe, Inc.
October 12, 2000
Page 14


     ORS Warrants and arrangements in connection therewith, (h) September 24, 1999 relating to the authorization of the Series J Preferred Stock, the Common Stock issuable upon conversion of the Series J Preferred Stock and arrangements in connection therewith, (i) October 14, 1999 relating to authorization of the Series N Purchase Agreement, the Series N Preferred Stock, the Series N Warrants, the Common Stock issuable upon conversion of the Series N Preferred Stock and exercise of the Series N Warrants and arrangements in connection therewith, (j) January 7, 2000 relating to the authorization of the Skriloff Employment Agreement, the Skriloff Shares, a certain recourse loan and arrangements in connection therewith, (k) February 24, 2000 relating to the authorization of the Fifth Series N Warrants, the Common Stock issuable upon exercise of the Fifth Series N
     Warrants and arrangements in connection therewith, (l) June 2, 2000 relating to the authorization of the issuance of the Wolfe Axelrod Weinberger Warrants, (m) August 30, 2000, relating to the authorization of the Tower Hill Agreement, the Tower Hill Common Shares, the Tower Hill Warrants, and the common stock issuable upon conversion of the Tower Hill Warrants and (n) September 12, 2000, relating to the authorization of the Amended EXTL Loan and Note Purchase Agreement, the EXTL - Special Investment Risks Warrants, the Common Stock issuable upon exercise of the EXTL --Special Investment Risks Warrants, and arrangements in connection therewith, each as certified by the Chief Financial Officer and the Secretary of the Company on the date hereof as then being complete, accurate and in effect.